Exhibit 32.2

Certification of Principal Financial and Accounting Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q for the period ended September 30, 2025 of Fidelity Solana Fund (the “Trust”), as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Heather Bonner, Treasurer of FD Funds Management LLC, the Sponsor of the Trust, hereby certify, to the best of my knowledge, that:

1.
The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 12, 2025	By:	/s/ Heather Bonner
	Name:	Heather Bonner*
	Title:	Treasurer
(Principal Financial and Accounting Officer)

* The registrant is a trust and Ms. Bonner is signing in her capacity as an officer of FD Funds Management LLC, the

Sponsor of the registrant.